EXHIBIT 99.1
                                                                    ------------

              DATAWATCH CORPORATION REPORTS EARNINGS FOR ITS FOURTH
                             QUARTER AND FISCAL 2003

   DATAWATCH ANNOUNCES LOWER SALES, A STRENGTHENED BALANCE SHEET, EARNINGS OF
         $847,000, AND $1.7 MILLION OF NET CASH PROVIDED BY OPERATIONS;
      CASH RESERVES GROW TO OVER $5 MILLION WITH NO LONG OR SHORT-TERM DEBT


LOWELL, MA - NOVEMBER 19, 2003 -- Datawatch Corporation (NASDAQ: DWCH), a leading provider of business intelligence, data transformation and IT support solutions, today announced results for its fourth quarter and fiscal year which ended September 30, 2003.

            Revenues for fiscal 2003 were $17,712,000, down 9% from revenues from continuing operations of $19,441,000 for fiscal 2002. Net income from continuing operations for fiscal 2003 was $847,000 or $0.31 per diluted share, compared to net income from continuing operations of $846,000 or $0.31 per diluted share a year ago.

            Revenues for the quarter ended September 30, 2003 were $4,002,000, down 18% from revenues from continuing operations of $4,884,000 in the same period of fiscal 2002. Net income for the quarter ended September 30, 2003 was $182,000 or $0.06 per diluted share, compared to net income of $206,000 or $0.08 per diluted share a year ago.

            Commenting on the fiscal 2003 results, president and CEO Robert Hagger said, "During this past year, we have focused on consolidating the positive results from our company turnaround in fiscal 2002 and building a strong balance sheet to provide a platform for future growth. Datawatch has achieved a great deal over the period in spite of a tough economic climate. During 2003 we made profitability and cash flow a higher priority than revenue growth; I believe this was the right decision and proven by the fact that we now have a much stronger company than a year ago. With $1.7 million in cash provided by operations during the year, we ended fiscal 2003 with over $5 million in cash reserves. I am pleased with the solid progress our company has made, creating a platform for potential revenue expansion in the future.

            In addition to the continued earnings trend and building our net cash position in fiscal 2003, deferred revenue increased to $2.9 million in the year, up by over $700,000 from September 2002. However, our quarterly revenues have been volatile throughout the year and we are working on a number of initiatives to improve predictability, including the introduction of a new subscription model for customers of our report management and service management products. The new pricing model lowers the initial cost of software acquisition and makes it easier for new customers to get started using our products. For a simple monthly fee, users can now have access to large-scale systems that improve productivity in the workplace by better information and business process management. This is a key new initiative that is designed to grow our enterprise business quarter-on-quarter, reducing dependency on short-term sales and building a recurring revenue stream over the next few years.

            Our continued investment in research and development of report management technologies has resulted in Datawatch becoming a leader in report-based business intelligence software. From individual desktop applications through to full enterprise-wide report access and distribution systems, Datawatch is providing easy to implement and use solutions that deliver a strong return on investment for our customers. Moving into 2004 Datawatch will be adding to the capabilities of its report based data mining by providing the ability to mine data at its source giving our customers the means to more easily access and join data from disparate systems into new reports.

            Based on industry analyst Merrill Lynch, the market place for business intelligence/decision support and analytics applications will grow to over $17 billion in 2004. Datawatch is now well placed to take advantage of its position. Our customer base of over 20,000 customers, including a significant number of Fortune 500 companies, is an excellent entree to this market opportunity. The next stage for Datawatch is to grow revenues and achieve greater market share. We are focused on the task and have recently increased the size of our sales force by 20% in preparation for fiscal 2004.

            In addition to extending our business intelligence offerings, we also expanded our technology capabilities and customer base in the service management space by the acquisition of the Visual Help Desk product. Offerings now range from an easy to deploy web based Visual Help Desk On-Line model, through to a full business process management (BPM) suite, Visual|SM, which was formerly known as Q|SM.

            With an improving economic climate, Datawatch is well positioned to take advantage of the recovery as it unfolds, and we eagerly look forward to an exciting fiscal 2004."

            Datawatch previously announced that the company will present and discuss its fiscal 2003 results on November 20th at 2 p.m. (EST) in a live conference call broadcast via the Internet at http://www.vcall.com/EventPage.asp?ID=85155. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH

Datawatch Corporation is a leader in business intelligence, data transformation, and IT support solutions that help organizations increase productivity, reduce costs and gain competitive advantage. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

            Datawatch works with VARs, integrators, consultants and independent software vendors who sell and support Datawatch products. In addition, Datawatch works with OEM customers who embed Datawatch components and technologies in their own solutions. The corporate address for Datawatch is 175 Cabot Street, Suite 503, Lowell, MA 01854-3633; telephone (978) 441-2200; www.datawatch.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2002. Any forward-looking statements should be considered in light of those factors.

                                     # # # #

Datawatch Contact:

Alan R. MacDougall, Sr. Vice President of Finance & CFO

amacdougall@datawatch.com

Phone (978) 441-2200, ext. 8207;  Fax: (978) 441-1114;  www.datawatch.com

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                 Condensed Consolidated Statements of Operations
                  Amounts in Thousands (except per share data)

                                                            Quarters Ended September 30,        Years Ended September 30,
                                                              -------------------------         -------------------------
                                                                2003             2002             2003             2002
                                                              --------         --------         --------         --------
Revenue:
     Software licenses ...............................        $  2,686         $  3,468         $ 12,210         $ 13,814
     Maintenance and services ........................           1,316            1,416            5,502            5,627
                                                              --------         --------         --------         --------
Total Revenue ........................................           4,002            4,884           17,712           19,441

Costs and expenses:
     Cost of software licenses .......................             644              664            2,563            2,795
     Cost of maintenance and services ................             575              576            2,369            2,679
     Sales and marketing expenses ....................           1,503            1,920            6,129            6,897
     Product development expenses ....................             301              304            1,507            1,276
     General and administration expenses .............             816            1,201            4,137            4,764
     Restructuring costs .............................            --               --                181               88
                                                              --------         --------         --------         --------
Income from operations ...............................             163              219              826              942

Other Income (Expense) ...............................              24              (13)              26              (96)
Provision for income tax .............................              (5)            --                 (5)            --
                                                              --------         --------         --------         --------
Income from continuing operations ....................        $    182         $    206         $    847         $    846
                                                              ========         ========         ========         ========
Discontinued operations:
     Gain on sale of Guildsoft, net ..................            --               --               --                 17
                                                              --------         --------         --------         --------
Income from discontinued operations ..................        $   --           $   --           $   --           $     17
                                                              ========         ========         ========         ========

Net income ...........................................        $    182         $    206         $    847         $    863
                                                              ========         ========         ========         ========
Net Income Per Share - Basic and Diluted:
     Continuing operations - Basic ...................        $   0.07         $   0.08         $   0.33         $   0.33
     Continuing operations - Diluted .................        $   0.06         $   0.08         $   0.31         $   0.31
     Discontinued operations - Basic & Diluted .......            --               --               --           $   0.01
                                                              --------         --------         --------         --------

Net Income Per Share - Basic .........................        $   0.07         $   0.08         $   0.33         $   0.34
                                                              ========         ========         ========         ========
Net Income Per Share - Diluted .......................        $   0.06         $   0.08         $   0.31         $   0.32
                                                              ========         ========         ========         ========

                     DATAWATCH CORPORATION AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                              Amounts in Thousands

                                                          September 30, 2003        September 30, 2002
                                                          ------------------        ------------------
ASSETS:
      Cash and investments .......................        $            5,071        $            3,605
      Accounts receivable, net ...................                     3,041                     3,057
      Inventories ................................                       105                       171
      Prepaid expenses ...........................                       553                       571
                                                          ------------------        ------------------
Total Current Assets .............................                     8,770                     7,404

Property and equipment, net ......................                       461                       732
Other assets .....................................                     1,273                     1,318
                                                          ------------------        ------------------

Total Assets .....................................        $           10,504        $            9,454
                                                          ==================        ==================
LIABILITIES AND STOCKHOLDERS' EQUITY:
      Accounts payable and accrued expenses ......        $            2,422        $            3,153
      Borrowings under credit lines ..............                      --                        --
      Deferred revenue ...........................                     2,941                     2,228
                                                          ------------------        ------------------
Total Current Liabilities ........................                     5,363                     5,381

Accrued Severance, less current portion ..........                         3                        13
                                                          ------------------        ------------------

Total Liabilities ................................                     5,366                     5,394

Stockholders' equity .............................                     5,138                     4,060
                                                          ------------------        ------------------

Total Liabilities and Stockholders' Equity .......        $           10,504        $            9,454
                                                          ==================        ==================